Exhibit 23.3

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 23, 2000 included in New Frontier Media, Inc.'s Form 10-K for the year ended March 31, 2002, and to all references to our firm included in this Registration Statement.

/s/ Spicer, Jeffries & Co.
SPICER, JEFFRIES & CO.
Denver, Colorado
January 22, 2003